Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Precision Optics Corporation, Inc. of our report dated September 28, 2026 relating to the financial statements of Precision Optics Corporation, Inc., which appears in Precision Optics Corporation, Inc.’s Annual Report for the year ended June 30, 2026, filed with the Securities and Exchange Commission.

/s/ Stowe & Degon LLC

Westborough, Massachusetts

October 30, 2026